Exhibit 10(e)(xi)

SERVICE AGREEMENT

between

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

and

SOUTH JERSEY GAS COMPANY

SERVICE AGREEMENT

THIS AGREEMENT entered into this 27th day of June, 2005, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and SOUTH JERSEY GAS COMPANY, a New Jersey corporation, hereinafter referred to as "Buyer," second party,

W I T N E S S E T H
WHEREAS, by order issued February 10, 2005 in Docket No. CP04-396-000, the Federal Energy Regulatory Commission (“FERC”) has authorized Seller’s Central New Jersey Expansion Project (“Project”); and

WHEREAS, Buyer has requested firm transportation service under the Project for 105,000 dekatherms of gas per day from the receipt point(s) specified in Exhibit A hereto to the delivery point(s) specified in Exhibit B hereto; and

WHEREAS, Seller is willing to provide the requested firm transportation service for Buyer under the Project pursuant to the terms of this Service Agreement and subject to the satisfaction of any applicable conditions set forth in the FERC’s order approving the Project.

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

ARTICLE I
GAS TRANSPORTATION SERVICE

1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity ("TCQ") of 105,000 dt per day.

2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 and, if applicable, Section 42 of the General Terms and Conditions of Seller's FERC Gas Tariff.

ARTICLE II
POINT(S) OF RECEIPT

Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

See Exhibit A, attached hereto, for points of receipt.

ARTICLE III
POINT(S) OF DELIVERY

Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

See Exhibit B, attached hereto, for points of delivery and pressures.

ARTICLE IV
TERM OF AGREEMENT

This agreement shall be effective as of the later of November 1, 2005 or the date that all of Seller’s Project facilities necessary to provide firm service to Buyer have been constructed and are ready for service as determined in Seller’s sole opinion and shall remain in force effect for a primary term of twenty (20) years and thereafter until terminated by Seller or Buyer upon at least one (1) year prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgment fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et. al., (a) pregranted abandonment under Section 284.221(d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

ARTICLE V
RATE SCHEDULE AND PRICE

1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate pursuant to the provisions in Section 53 of the General Terms and Conditions and specified term for the service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

ARTICLE VI
MISCELLANEOUS

1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto: None

2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

(a) If to Seller:
Transcontinental Gas Pipe Line Corporation
P.O. Box 1396
Houston, Texas, 77251
Attention: Marketing Services

(b) If to Buyer:
South Jersey Gas Company
1 South Jersey Plaza
Folsom, New Jersey 08037
Attention: Sr. Vice President, Gas Supply

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                                    (Seller)

 By: /s/ Paul F. Egner, III
                                                                               Paul F. Egner, III
                                                           Director - Customer Services

                                                                           SOUTH JERSEY GAS COMPANY
                                                                                      (Buyer)

By: /s/ Jeffrey E. DuBois
                                                                            Jeffrey E. DuBois
                                                                            Senior Vice Pres. , Gas Supply and Delivery

EXHIBIT A

ATTACHED AND MADE PART OF THE SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND SOUTH JERSEY GAS COMPANY, AS BUYER, DATED __________________________, 2005.

Point(s) of Receipt	Maximum Daily Quantity (dt/day)[1]

Pooling Station 210 at the existing Point of	105,000
Interconnection between Seller’s Leidy Line
and Seller’s Mainline in Mercer County,
New Jersey.

EXHIBIT B

ATTACHED AND MADE PART OF THE SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND SOUTH JERSEY GAS COMPANY, AS BUYER, DATED __________________________, 2005.

Point(s) of Delivery and Pressure	Maximum Daily Quantity (dt/day) [1]

Proposed “Repaupo Meter Station” to be	105,000
located adjacent to Seller’s Woodbury line
in the City of Repaupo in Logan Township,
Gloucester County, New Jersey.

1  These quantities do not include the additional quantities of gas to be retained by Seller for compressor fuel and line loss make-up. Therefore, Buyer also shall deliver or cause to be delivered at the receipt point such additional quantities of gas to be retained by Seller for compressor fuel and line loss make-up.
2  Deliveries to or for the account of Buyer at the delivery point shall be subject to the limits of the Delivery Point Entitlement (DPE’s) of the entities receiving the gas at the delivery point, as such DPE’s are set forth in Seller’s FERC Gas Tariff, as amended from time to time.